EXHIBIT  99.1
                             SUBSCRIPTION AGREEMENT

                                 FAR GROUP INC.
COMMON  SHARES


The undersigned purchaser ("PURCHASER") hereby irrevocably subscribes for and agrees to purchase the number of common shares (the "COMMON SHARES") of FAR Group Inc., a Washington corporation ("COMPANY"), indicated on the signature page hereto in consideration of US$1.00 per share ("PURCHASE PRICE") at the closings of the transactions contemplated hereby ("TRANSACTION").

The execution by the Purchaser of this Subscription Agreement ("SUBSCRIPTION AGREEMENT") will constitute an offer by the Purchaser to the Company to subscribe for the Common Shares. The Company's acceptance of such offer, as evidenced by the signature of its authorized officer below, will constitute an agreement between the Purchaser and the Company for the Purchaser to purchase from the Company, and for the Company to issue and sell to the Purchaser, the Common Shares upon the terms and conditions contained herein.

In connection with such subscription. Purchaser hereby agrees, represents and warrants as follows:

1.   Agreement  to  Purchase;  Calculation  of  Number  of  Common  Shares.
     ---------------------------------------------------------------------

     Purchaser hereby subscribes for and purchases that number of Common Shares set forth on the signature page hereto, at the times set forth therein, pursuant to the terms of this Subscription Agreement.

     Simultaneously with the execution of this Subscription Agreement, the Purchaser shall pay to the Company the Purchase Price for the number of Common Shares subscribed for by check payable to "FAR Group Inc." which shall be applied to payment for the Common Shares subscribed for herein.

     The Company may accept or reject any subscription in whole or in part or may elect to allot to any prospective investor less than the number of Common Shares applied for by such investor.

2.   Delivery  of  Common  Shares.
     ----------------------------

     Subject to such earlier or later date as may be agreed to between the Company and the Purchaser, payment for the Purchase Price must be made to the Company no later than July 31, 2002.

     Upon receipt of such payment, the Company shall deliver to the Purchaser a certificate (or certificates, if requested in writing by Purchaser) representing the number of Common Shares purchased, registered in the name of the Purchaser. The Company and the Purchaser also hereby agree to execute and deliver at Closing such other documents as may be necessary or appropriate.


3.   Information  Concerning  the  Company.
     -------------------------------------

     Purchaser acknowledges that he, she or it has received all such information as Purchaser deems necessary and appropriate to enable him, her or it to evaluate the financial risk inherent


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in  making  an  investment in the Common Shares including but not limited to the
Company's Confidential Offering Memorandum, and the documents and materials included therewith ("DISCLOSURE DOCUMENTS"). Purchaser further acknowledges that Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

5.   Economic  Risk  and  Suitability.
     --------------------------------

     Purchaser  represents  and  warrants  as  follows:

     (a) Purchaser realizes that Purchaser's purchase of the Common Shares involves a high degree of risk and will be a speculative investment, and that he, she or it is able, without impairing Purchaser's financial condition, to hold the Common Shares for an indefinite period of time.

     (b) Purchaser recognizes that there is no assurance of future profitable operations and that investment in the Company involves substantial risks, and that the Purchaser has taken full cognizance of and understands all of the risks factors related to the purchase of the Common Shares.

     (c) Purchaser has carefully considered and has, to the extent Purchaser believes such discussion necessary, discussed with Purchaser's professional legal, tax and financial advisors the suitability of an investment in the Company for the particular tax and financial situation of Purchaser and that Purchaser and/or Purchaser's advisors have determined that the Common Shares are a suitable investment for Purchaser.

     (d) The financial condition and investment of Purchaser are such that he, she or it is in a financial position to hold the Common Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the Purchase Price.

     (e) Purchaser alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of Purchaser's purchase of the Common Shares or has a pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of the Company or such other person.

     (f) Purchaser has carefully read the Disclosure Documents and the Company has made available to Purchaser or Purchaser's advisors all information and documents requested by Purchaser relating to investment in the Common Shares, and has provided answers to Purchaser's satisfaction to all of Purchaser's questions concerning the Company and the Offering.

(g) Purchaser has relied solely upon the Disclosure Documents, advice of his or her representatives, if any, and independent investigations made by the Purchaser and/or his or her purchaser representatives, if any, in making the decision to purchase the Common Shares subscribed for herein and acknowledges that no representations or agreements other than those set forth in the Disclosure Documents have been made to the Purchaser in respect thereto.

     (h) All information which the Purchaser has provided concerning Purchaser himself, herself or itself is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of this


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          subscription  for  the  Common  Shares, he, she or it will immediately provide  such  information  to  the  Company.

     (i) Purchaser confirms that Purchaser has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding the offering of the Common Shares.

     (j) Purchaser is at least 21 years of age and resides at the address indicated below.

     (k) Purchaser hereby represents and warrants that (i) it is acquiring the Common Shares for investment for Purchaser's own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Common Shares, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing any of the Common Shares within the meaning of the Securities Act of 1933, as amended and (ii) Purchaser does not have any contracts, understandings, agreements or arrangements with any person and/or entity to sell, transfer or grant participations to such person and/or entity, with respect to any of the Common Shares.

6.   Restricted  Securities.
     ----------------------

     Purchaser acknowledges that the Company has hereby disclosed to Purchaser in writing:

     (a) The Common Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state of the United States, and such securities are "restricted securities" that must be held indefinitely unless a transfer of them is subsequently registered under the 1933 Act, or such securities are sold pursuant to Regulation S under the 1933 Act or pursuant to an exemption from registration under the 1933 Act;

     (b) The Company will make a notation in its records of the above-described restrictions on transfer and of the legend described below; and

     (c) The Common Shares have not been registered or qualified under the securities law of my state of residence and are being offered under an exemption from registration or qualification under the securities laws of Washington State; and that the offer, sale and issuance of the Common Shares have not been registered or qualified under any other state securities laws and if offered in other states, may only be issued and sold pursuant to applicable exemptions in such states.

7.   Legend.
     ------

     Purchaser agrees that all of the certificates representing the Common Shares shall have endorsed thereon a legend in substantially the following form:

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (B) THIS


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          CORPORATION  RECEIVES  AN  OPINION  OF LEGAL COUNSEL FOR THE HOLDER OF
          THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

8.   Further  Limitations  on  Disposition.
     -------------------------------------

     Without in any way limiting its representations set forth above, Purchaser further agrees that it shall in no event make any disposition of all or any portion of the Common Shares unless:

          (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with said registration statement;

     (b) (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition; (ii) Purchaser shall have furnished the Company with an opinion of his or her counsel to the effect that such disposition will not require registration under the 1933 Act; and (iii) such opinion shall be in form and substance reasonably acceptable to counsel for the Company and the Company shall have advised Purchaser of such acceptance; or

     (c) Purchaser will not transfer any of the Common Shares unless such transfer is exempt from registration under the 1933 Act and such State Acts and securities laws of other applicable jurisdictions, and, if requested by the Company, Purchaser has furnished an opinion of counsel satisfactory to the Company that such transfer is so exempt. Purchaser understands and agrees that (i) the certificates evidencing the Common Shares will bear appropriate legends indicating such transfer restrictions placed upon the Common Shares, (ii) the Company shall have no obligation to honor transfers of any of the Common Shares in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

9.   Other  Acknowledgements  and  Representations  by  the  Purchaser.
     -----------------------------------------------------------------

     Purchaser  hereby  represents  and  warrants  to  the  Company  as follows:

     (a) Purchaser has full power and authority to enter into this Agreement and is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to carry on its business as now conducted. All action on the part of Purchaser necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of each of the Parties hereunder has been taken, and each of the Parties has all requisite power and authority to enter into this Agreement;

     (b) the Purchaser is a Utah corporation whose common stock is registered under the Securities and Exchange Act of 1934, as amended and whose common stock is quoted for trading on the NASD Over the Counter bulletin board;

     (c) the Purchaser, through its subsidiary corporation, is in the business of marketing, distributing and selling products in the health and wellness industry, including a line of vitamins and food supplements (the "Products");

     (d) the Purchaser intends to enter into a marketing partnership with the Company to market its Products;

     (e) the Purchaser has the business and industry expertise to analyze and evaluate the financial risk and business plan of the Company;

     (f) Purchaser understands and acknowledges that any projections, financial forecasts which have been provided by the Company to Purchaser may likely prove to be incorrect in view of the early stage of the Company's development; and no assurance has been given to me that actual results will correspond in any meaningful way with the results contemplated by the various projections, financial forecasts or predictions;

     (g) the Purchaser acknowledges that it is aware that Frank Roberts, the Company's founder, sold, effective July 19, 2002, 9.6 million shares of common stock in the Company to various individuals at a price of $0.01 per share;

     (h) the execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority. The execution, delivery and performance of this Agreement by Purchaser does not (i) conflict with or violate the charter or by-laws or other governing documents of Purchaser, or (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, contract or award applicable to Purchaser; and

     (i) the Purchaser has sought and received independent legal advice in connection with this Agreement, the Offering and the purchase of common shares as contemplated herein.

10.  Understandings.
     --------------

     Purchaser understands, acknowledges and agrees with the Company as follows:

     (a) Except as set forth in paragraph 1 above, the Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the undersigned, that, except as required by law, the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

     (b) No federal, provincial, or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure
          Documents or as to the fairness of the terms of this offering for investment nor any recommendation or endorsement of the Common Shares.

     (c) The representations, warranties and agreements of the undersigned contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the sale of the Common Shares as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Common Shares.

     (d) Purchaser understands the meaning and legal consequences of the representations and warranties contained in this Subscription Agreement, and Purchaser agrees to indemnify and hold harmless the Company, its officers and directors, and each agent and employee thereof, from and against any and all loss, damage, liability or expense (including judgments, fines, amounts paid in settlement, attorney's fees and other legal costs actually incurred as a result of any such person or entity being made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of or arising from any breach of representation or warranty of mine or any misrepresentation or misstatement of fact or omission to state or represent facts made by Purchaser to the Company, including without limitation, the information which I have furnished in this Subscription Agreement.

     (e) The Company is not under an obligation to register any of the Shares on Purchaser's behalf or to assist Purchaser in complying with any exemption from registration.

     (f) THE COMMON SHARES MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

11.  Miscellaneous.
     -------------

     (a) On or after the date of this Agreement, each of the parties shall, at the request of the other, furnish, execute and deliver such documents and instruments and take such other action as the requesting party shall reasonably require as necessary or desirable to carry out the transactions contemplated herein.

     (b) This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to its conflict of law rules. The parties hereto agree that the exclusive jurisdiction and venue for any action brought between the parties under this Agreement shall be the state and federal courts sitting in Seattle, Washington and each of the parties hereby agrees and submits itself to the exclusive jurisdiction and venue of such courts for such purpose.

     (c) This Agreement, the Confidential Offering Memorandum and Exhibits thereto, and business plan comprises the entire agreement between the parties. It may be changed only by further written agreement, signed by both parties. It supersedes and merges within it all prior agreements or understandings between the parties, whether written or oral. In interpreting or construing this Agreement, the fact that one or the other of the parties may have drafted this Agreement or any provision shall not be given any weight or relevance.


         [The remainder of this page has intentionally been left blank]


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     (d)  This  Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which will constitute one agreement. A facsimile copy is deemed to be effective delivery of this Agreement.


Date:  July  22,  2002.



 250,000                                    $         250,000.00
------------------------------------------  -----------------------------
Number of Common Shares purchased           Aggregate Purchase Price


HEALTH ANTI-AGING LIFESTYLE OPTIONS, INC.
------------------------------------------  -----------------------------
Purchaser (please print)


/S/ MICHAEL WOODMAN (JESSE DYLAN)           MICHAEL WOODMAN , PRESIDENT
------------------------------------------  -----------------------------
Purchaser Signature (or Authorized          (Name and Title)
Signatory)

2461 BELLEVUE AVENUE, WEST VANCOUVER
BC CANADA V7Y 1E1
------------------------------------------
Purchasers Address


(604) 913-2311
------------------------------------------
Telephone Number



                                   ACCEPTANCE

     The foregoing Subscription Agreement and the consideration reflected therein are hereby accepted.

     DATE:  July 22, 2002.
                 --


                                         FAR GROUP INC.


                                         By   /s/ Jim Glavas
                                            ------------------------------
                                            President and Director

                                                                       EXHIBIT B


                                 FAR GROUP INC.

ANNUAL REPORT OF FORM 10-KSB FOR THE CALENDAR YEAR ENDED APRIL 30, 2002 QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER PERIOD ENDED JANUARY 31, 2002
QUARTERLY  REPORT  ON  FORM 10-QSB FOR THE QUARTER PERIOD ENDED OCTOBER 31, 2001
QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER PERIOD ENDED JULY 31, 2001 REGISTRATION STATEMENT ON FORM SB-2 FILED ON JUNE 2, 2000